Exhibit 2

January 23, 2013

Solta Medical, Inc.
25881 Industrial Blvd.
Hayward, CA 94545
Attention: Vice President, Finance

    Re:     Lock-up Agreement

Ladies and Gentlemen:

Sound Surgical Technologies LLC, a Colorado limited liability company ("Company"), is a party to an Agreement and Plan of Merger dated January 29, 2013 (the "Merger Agreement"), by and among Solta Medical, Inc., a Delaware corporation ("Acquirer"), Argonaut Limited Liability Company, a Delaware limited liability company and a wholly-owned subsidiary of Acquirer ("Merger Sub"), and Inlign CP III, LLC, a Delaware limited liability company, solely in its capacity as the Representative, pursuant to which Merger Sub will merge with and into Company (the "Merger"), with Company to survive the Merger and become a wholly-owned subsidiary of Acquirer. In connection with the Merger, Acquirer will issue to the undersigned unit holder of Company ("Holder") and other Company unit, in-the-money option, in-the-money warrant and bonus award unit holders Acquirer common stock in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and exemptions from the qualification requirements of applicable state law. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Merger Agreement.

In order to induce Acquirer and Merger Sub to enter into the Merger Agreement, Holder hereby agrees with Acquirer as follows.

The undersigned will not engage in any of the following dispositive actions with respect to the shares of Common Stock of Acquirer issued in the Merger (the "Shares") for the periods and in the amounts set forth in the next following paragraph: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares, in cash or otherwise ("Dispositive Actions"). The restrictions set forth in this paragraph shall not apply to (1) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution, (2) if the undersigned is a corporation, partnership, limited liability company, or other business entity, (a) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined below) of the undersigned, or (b) distribution of the Shares to stockholders, limited partners, limited liability company members, or other similar equity holders of the undersigned, or (3) if the undersigned is a trust, the distribution by the trust of the Shares to its beneficiaries; provided, however, that it shall be a condition to any such transfer that the transferee executes and delivers to Acquirer, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Acquirer. For purposes of this paragraph, "immediate family" shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned, and "affiliate" shall have the meaning as defined in Rule 405 promulgated under the Securities Act.

In the period from the effectiveness of the Registration Statement filed under the Securities Act by Acquirer with the Securities and Exchange Commission pursuant to Section 4.9 of the Merger Agreement for the sale by Holder of the Shares (the "Effectiveness Date"), until that date which is 180 days from the Effective Time, the undersigned will not engage in any Dispositive Action with respect to more than one-third of the number of Shares received by the undersigned as Net Merger Consideration; provided that if the Effectiveness Date has not occurred on or prior to the date that is 180 days subsequent to the Effective Time, then such one- third of the Shares may be subject to any such Dispositive Action on and after the date that is 180 days after the Effective Time (in addition to the Shares that similarly may be subject to such Dispositive Action as provided in the following sentence). In the period that begins on the 181st day following the Effective Time until that date which is 270 days from the Effective Time, Holder will not engage in any Dispositive Action except with respect to that number of Shares as equals an additional one-third of the number of Shares received by the undersigned as Net Merger Consideration. For the sake of this letter agreement, the Shares received by the undersigned as Net Merger Consideration shall refer to those Shares issued to the undersigned following the Closing Date pursuant to Article 1 and Article 2 of the Merger Agreement, without giving effect to any Shares deposited into Escrow. By way of example, if the undersigned receives 15,000 Shares as Net Merger Consideration pursuant to the Merger, the Undersigned agrees not to engage in any Dispositive Action with respect to more than 5,000 Shares in the period from the Effectiveness Date to the date that is 180 days following the Effective Time, and to not engage in any such action with respect to more than an additional 5,000 Shares in the period that is 181 days to 270 days following the Effective Time (provided that if the Effectiveness Date has not occurred prior to the date that is 180 days following the Effective Time, then the undersigned may engage in a Dispositive Action with respect to 10,000 Shares in the period that is 181 days to 270 days following the Effective Time).

The undersigned acknowledges that the Shares issued to the undersigned in the Merger are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Acquirer in a transaction not involving a public offering and that, consequently, such Shares may be resold only pursuant to the Registration Statement, or another effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This letter will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This letter may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this letter and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

Any term or provision of this letter may be amended, and the observance of any term of this letter may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

[Signature Page Follows.]

Very truly yours,

Signature

Name (Please Type or Print)

Name and Title if signing on behalf an entity

Address

City, State and Zip Code

Please mark the appropriate box below:
☐ The undersigned IS an "accredited investor"
☐ The undersigned is NOT an "accredited investor"

Company Membership Units beneficially owned on the date hereof:

Class of Company Membership Units	Number of Units
Common
Preferred
Options
Warrants

Agreed to and Accepted:

Solta Medical, Inc.

By:  __________________________

[Signature Page to Investment Representation Letter and Lock-Up Agreement]